As filed with the Securities and Exchange Commission on March 31, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Audience, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	91-2061537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

331 Fairchild Drive

Mountain View, CA 94043

(650) 254-2800

(Address, including zip code and telephone number, of principal executive offices)

2011 EQUITY INCENTIVE PLAN

2011 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Peter B. Santos

President and Chief Executive Officer

Audience, Inc.

331 Fairchild Drive

Mountain View, California 94043

(Name and address of agent for service)

(650) 254-2800

(Telephone number, including area code, of agent for service)

Copies to:

Michael J. Danaher, Esq.

Julia Reigel, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.001 par value) to be issued under the 2011 Equity Incentive Plan	995,021 shares (2)	$12.52(3)	$12,457,662.92	$1,604.55
Common Stock ($0.001 par value) to be issued under the 2011 Employee Stock Purchase Plan	221,116 shares (4)	$12.52(3)	$2,768,372.32	$356.57
TOTAL	1,216,137 shares		$15,226,035.24	$1,961.12

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Reflects an automatic annual increase effective January 1, 2014 to the number of shares of the Registrant’s Common Stock reserved for issuance under the 2011 Equity Incentive Plan, which annual increase is provided for in the 2011 Equity Incentive Plan.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $12.52 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on The NASDSAQ Global Market on March 24, 2014.
(4)	Reflects an automatic annual increase effective January 1, 2014 to the number of shares of the Registrant’s Common Stock reserved for issuance under the 2011 Employee Stock Purchase Plan, which annual increase is provided for in the 2011 Employee Stock Purchase Plan.

REGISTRATION STATEMENT ON FORM S-8

The contents of the Registrant’s Registration Statement on Form S-8 (No. 333-181302) filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2012 is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 14, 2014;

(2)	Registrant’s Current Reports on Forms 8-K filed with the Commission on January 10, 2014, February 6, 2014, February 25, 2014 and March 14, 2014 and the Registrant’s Current Report on Form 8-K/A filed with the Commission on March 14, 2014 (other than those portions furnished under items 2.02, 7.01 and 9.01 of Form 8-K and Form 8-K/A); and

(3)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35528) filed with the Commission on April 27, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (specifically excluding from incorporation any information that has been furnished and not filed on Form 8-K pursuant to Item 2.02, Item 7.01 and/or Item 9.01).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

Exhibit number	Description	Incorporated by reference from form	Incorporated by reference from exhibit number	Date filed

4.1	Form of Common Stock Certificate of the Registrant.	S-1	4.1	5/8/2012

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

10.4#	Amended and Restated 2011 Equity Incentive Plan and form of agreements used thereunder.	10-K	10.4	3/14/2014

10.5#	2011 Employee Stock Purchase Plan and form of agreements used thereunder.	10-Q	10.5	11/14/2013

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (see the signature page to this Registration Statement on Form S-8).

#	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.

ITEM 9.	UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 31st day of March, 2014.

AUDIENCE, INC.

By:	/s/ Peter B. Santos
Peter B. Santos, President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter B. Santos and Kevin S. Palatnik, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter B. Santos Peter B. Santos	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2014

/s/ Kevin S. Palatnik Kevin S. Palatnik	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2014

/s/ Forest Baskett Forest Baskett	Director	March 31, 2014

/s/ Marvin D. Burkett Marvin D. Burkett	Director	March 31, 2014

/s/ Barry L. Cox Barry L. Cox	Director	March 31, 2014

/s/ Rich Geruson Rich Geruson	Director	March 31, 2014

/s/ Mohan S. Gyani Mohan S. Gyani	Director	March 31, 2014

/s/ George A. Pavlov George A. Pavlov	Director	March 31, 2014

/s/ Patrick Scaglia Patrick Scaglia	Director	March 31, 2014

AUDIENCE, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit number	Description	Incorporated by reference from form	Incorporated by reference from exhibit number	Date filed

4.1	Form of Common Stock Certificate of the Registrant.	S-1	4.1	5/8/2012

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

10.4#	Amended and Restated 2011 Equity Incentive Plan and form of agreements used thereunder.	10-K	10.4	3/14/2014

10.5#	2011 Employee Stock Purchase Plan and form of agreements used thereunder.	10-Q	10.5	11/14/2013

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (see the signature page to this Registration Statement on Form S-8).

#	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.